Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Maurice H. Sullivan, Jr.
(617) 254-0707

PEOPLES FEDERAL BANCSHARES, INC. ANNOUNCES FISCAL FIRST QUARTER 2013 RESULTS

Brighton, Massachusetts, January 30, 2013.  Peoples Federal Bancshares, Inc. (the “Company”) (Nasdaq: PEOP), the holding company for Peoples Federal Savings Bank (the “Bank”), announced earnings for the quarter ending December 31, 2012, the fiscal first quarter for its year.  For the three months ended December 31, 2012, the Company reported net income of $681,000 or $0.11 per share, basic and diluted, as compared to net income of $825,000 or $0.13 per share, basic and diluted, for the same period last year.

Net interest and dividend income totaled $4.3 million for both three-month periods ended December 31, 2012 and 2011.  Non-interest income totaled $492,000 for the three months ended December 31, 2012 as compared to $453,000 for the three months ended December 31, 2011.  Non-interest expense totaled $3.4 million for the three months ended December 31, 2012 as compared to $3.3 million for the three months ended December 31, 2011, reflecting higher salaries and employee benefits offset by a decrease in other expense.

Total assets increased $6.6 million, or 1.2%, to $577.4 million at December 31, 2012 from $570.8 million at September 30, 2012.  Loans, net increased $1.5 million, or 0.3%, as we experienced increases in construction loans, residential real estate and commercial loans, offset by decreases in commercial real estate loans and multi-family loans.  Cash and cash equivalents increased $16.2 million to $52.4 million at December 31, 2012 from $36.2 million at September 30, 2012.  This increase was the result of an increase in deposits and maturing securities, which management determined not to reinvest into loans or securities in the low interest rate environment.  Borrowings remained at $33.0 million at December 31, 2012 and September 30, 2012.  Deposits increased $9.9 million to $426.6 million at December 31, 2012 from $416.7 million at September 30, 2012.  The increases were in all deposit types.  Demand deposits increased $2.9 million, term certificates increased $2.4 million, savings increased $1.7 million, money markets increased $1.6 million and NOWs increased $1.3 million.  At December 31, 2012, total stockholders’ equity was $108.8 million, a decrease of $1.7 million from $110.5 million at September 30, 2012.  The decrease in stockholders’ equity during the quarter was primarily due to dividends of $1.7 million and the repurchase and retirement of 67,300 shares or $1.1 million of the Company’s common stock pursuant to our stock repurchase plan, offset by net income of $681,000, stock options and restricted stock awards earned of $333,000 and common stock released by the ESOP plan of $121,000.

During the quarter ended December 31, 2012, the Company paid a quarterly cash dividend of $0.03 per common share.  In addition, the Company paid a special cash dividend of $0.25 per common share during the December 31, 2012 quarter.  The dividends paid totaled $1.7 million during the quarter.  The Company did not pay any dividends during the quarter ended December 31, 2011.

Non-performing assets totaled $3.3 million, or 0.57% of total assets, at December 31, 2012, as compared to $3.4 million, or 0.60% of total assets, at September 30, 2012.  Classified assets decreased to $7.0 million at December 31, 2012 compared to $9.6 million at September 30, 2012.  The Company provided $120,000 to the provision for loan losses during the quarter ended December 31, 2012, reflecting an increase in net loans and changes in the loan segments.

Certain statements herein constitute “forward-looking statements” and actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Peoples Federal Bancshares, Inc. is engaged and changes in the securities market.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

PEOPLES FEDERAL BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2012	2012
	(Unaudited)
	(In thousands, except share data)
ASSETS
Cash and due from banks	$6,442	$6,713
Interest-bearing demand deposits with other banks	43,858	27,378
Federal funds sold	41	48
Federal Home Loan Bank - overnight deposit	2,102	2,102
Total cash and cash equivalents	52,443	36,241
Securities available-for-sale	13,340	21,653
Securities held-to-maturity (fair values of $23,745 and 26,746)	23,178	25,921
Federal Home Loan Bank stock (at cost)	4,014	4,014
Loans	456,524	454,925
Allowance for loan losses	(4,007)	(3,891)
Loans, net	452,517	451,034
Premises and equipment, net	3,492	3,577
Cash surrender value of life insurance policies	19,526	19,364
Accrued interest receivable	1,367	1,589
Deferred income tax asset, net	5,131	5,116
Other assets	2,431	2,318
Total assets	$577,439	$570,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$52,032	$49,165
Interest-bearing	374,596	367,583
Total deposits	426,628	416,748
Short-term borrowings	6,000	8,000
Long-term debt	27,000	25,000
Accrued expenses and other liabilities	8,977	10,541
Total liabilities	468,605	460,289

Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 6,659,604 and 6,726,904 shares issued and outstanding at December 31, 2012 and September 30, 2012, respectively	66	67
Additional paid-in capital	62,934	63,909
Retained earnings	54,159	55,153
Accumulated other comprehensive income	90	113
Unearned restricted shares; 230,055 and 244,140 shares at December 31, 2012 and September 30, 2012, respectively	(3,559)	(3,777)
Unearned compensation - ESOP	(4,856)	(4,927)
Total stockholders’ equity	108,834	110,538
Total liabilities and stockholders’ equity	$577,439	$570,827

PEOPLES FEDERAL BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,
	2012	2011
	(Unaudited)
	(Dollars in thousands, except share data)
Interest and dividend income:
Interest and fees on loans	$4,853	$4,867
Interest on debt securities:
Taxable	150	271
Other interest	18	24
Dividends on equity securities	5	3
Total interest and dividend income	5,026	5,165

Interest expense:
Interest on deposits	612	769
Interest on Federal Home Loan Bank advances	150	122
Total interest expense	762	891
Net interest and dividend income	4,264	4,274
Provision for loan losses	120	125
Net interest and dividend income, after provision for loan losses	4,144	4,149

Non-interest income:
Customer service fees	210	209
Loan servicing fees	8	13
Net gain on sales of mortgage loans	101	—
Increase in cash surrender value of life insurance	162	158
Other income	11	73
Total non-interest income	492	453

Non-interest expense:
Salaries and employee benefits	2,326	2,125
Occupancy expense	229	216
Equipment expense	106	112
Professional fees	117	103
Advertising expense	129	147
Data processing expense	208	196
Deposit insurance expense	69	60
Other expense	257	320
Total non-interest expense	3,441	3,279
Income before income taxes	1,195	1,323
Provision for income taxes	514	498
Net income	$681	$825

Weighted-average shares outstanding:
Basic	5,975,422	6,372,181
Diluted	6,031,289	6,372,181

Earnings per common share:
Basic	$0.11	$0.13
Diluted	$0.11	$0.13

The following table sets forth average assets, liability and equity account balances, average yields and costs, and certain other information for the periods indicated.  No tax-equivalent yield adjustments were made, as the effect thereof was not material.  All average balances are daily average balances.  Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield.  The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	Three Months Ended December 31,
	2012				2011
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Unaudited)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$452,554		$4,853	4.29%	$409,593		$4,867	4.75%
Taxable securities (3)	42,062		150	1.43	55,535		271	1.95
Other interest-earning assets	35,656		18	0.20	36,351		24	0.26
FHLB stock	4,014		5	0.50	4,339		3	0.28
Total interest-earning assets	534,286		5,026	3.76	505,818		5,165	4.08
Non-interest-earning assets	37,373				48,182
Total assets	$571,659				$554,000

Interest-bearing liabilities:
Deposits:
Savings	$50,814		20	0.16	$47,732		24	0.20
Money market accounts	153,038		235	0.61	151,557		277	0.73
NOW accounts	37,085		6	0.06	35,416		11	0.12
Term certificates	127,764		351	1.10	138,926		457	1.32
Total deposits	368,701		612	0.66	373,631		769	0.82
FHLB advances	32,457		150	1.85	17,391		122	2.81
Total interest-bearing liabilities	401,158		762	0.76	391,022		891	0.91
Demand deposits	50,643				38,974
Other non-interest-bearing liabilities	9,654				8,755
Total non-interest-bearing liabilities	60,297				47,729
Total liabilities	461,455				438,751
Stockholders’ equity	110,204				115,249
Total liabilities and stockholders’ equity	$571,659				$554,000

Net interest income			$4,264				$4,274
Net interest rate spread (4)				3.00%				3.17%
Net interest-earning assets (5)	$133,128				$114,796
Net interest margin (6)				3.19%				3.38%
Ratio of total interest-earning assets to total interest-bearing liabilities	1.33	x			1.29	x

(1) Yields are annualized.

(2) Average loans include non-accrual loans and are net of average deferred loan fees/costs.

(3) Average balances are presented at average amortized cost.

(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.